Exhibit 99.1

Press Release

Contacts:	Media Relations Margo Westfall Ikanos Communications 510-438-6276 mwestfall@ikanos.com	Investor Relations Bonnie Mott Ikanos Communications 510-438-5360 bmott@ikanos.com

Ikanos Communications Reports Positive Results for Fourth Quarter 2007

Recent Highlights:

•	42% Quarterly Year-over-Year Revenue Growth; 10% Sequential Quarterly Revenue Growth

•	Non-GAAP Net Income of $0.3M, Non-GAAP EPS of $0.01

•	SOFTBANK BB names Ikanos as Exclusive Provider for First FTTR Deployment in Japan

•	Fusiv®-based Residential Gateway Selected by Major Korean Telco for First Trial Deployment of Residential Gateways

FREMONT, Calif., January 29, 2008 – Ikanos Communications, Inc. (NASDAQ: IKAN), a leading developer and provider of Fiber Fast™ broadband solutions, today reported its financial results for the fourth quarter and fiscal year ended December 30, 2007.

“I am very pleased that Ikanos achieved profitable growth during our fourth quarter 2007. Our quarterly revenue increased 10% sequentially and 42% from the year ago period, driven by increased worldwide demand for our interactive broadband solutions,” said Michael A. Ricci, Ikanos’ president and CEO. “We continue to see increased interest in our industry-leading access infrastructure and digital home solutions, as carriers upgrade their networks to offer advanced, revenue-generating triple play services such as high definition IPTV. We believe that Ikanos is in a leading position to benefit from this market trend.”

Financial Highlights:

Revenue in the fourth quarter of 2007 was $29.9 million compared with revenue of $27.3 million for the third quarter of 2007 and revenue of $21.0 million for the fourth quarter of 2006.

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), where applicable, excludes the income statement effects of stock-based compensation, restructuring charges, certain expenses incurred in connection with a common stock offering, and certain expenses resulting from acquisitions such as amortization of intangible assets, fair value adjustment of the acquired inventory and in-process research and development charges. Ikanos has provided these measures because management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP measures. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

GAAP net loss for the fourth quarter of 2007 was $4.1 million, or $0.14 per share, on 29.3 million weighted average shares. This compares with a net loss of $13.0 million, or $0.45 per share, on 28.7 million weighted average shares in the third quarter of fiscal 2007 and with a net loss of $15.6 million, or $0.56 per share, on 27.6 million weighted average shares in the fourth quarter of 2006.

Non-GAAP net income for the fourth quarter of 2007 was $0.3 million, or $0.01 per diluted share, on 30.7 million weighted average shares. This compares with non-GAAP net loss of $4.9 million, or $0.17 per share, in the third quarter of fiscal 2007 and with a non-GAAP net loss of $8.6 million, or $0.31 per share, in the fourth quarter of 2006.

For the year ended December 30, 2007, revenue was $107.5 million, compared with the $134.7 million reported for the year ago period.

GAAP net loss for the year ended December 30, 2007 was $33.3 million, or $1.16 per share, on 28.6 million weighted average shares. This compares with a net loss of $22.8 million, or $0.86 per share, on 26.6 million weighted average shares for the year ago period.

Non-GAAP net loss for the year ended December 30, 2007 was $12.1 million, or $0.42 per share, compared with non-GAAP net income of $2.3 million, or $0.08 per diluted share, for the year ago period. Weighted average shares used in computing non-GAAP net income (loss) per share were 28.6 million in 2007 and 28.9 million in 2006.

Recent Highlights:

•

Ikanos announced that SOFTBANK BB Corp. named Ikanos as the exclusive provider of multi-mode VDSL2 central office (CO) and customer premises equipment (CPE) chipsets to power its new Fiber to the Remote (FTTR) deployment in Japan. The chipsets will offer significantly higher bandwidth than currently deployed ADSLx technologies, thus facilitating future deployment of revenue-enhancing services such as triple play.

•

Ikanos’ entered into a definitive agreement to purchase DSL technology and assets from Centillium Communications, Inc. Their people, products and intellectual property – including nearly 60 patents and applications – further enhance Ikanos’ leadership position and provide an expanded customer base in Europe while fortifying its leading position in Japan.

•

Ikanos announced that its Fusiv Vx155 processor will be used in a major Korean telecommunication service provider’s first trial deployment of residential gateways. Ikanos’ Fusiv Vx155 powers Mercury Corporation’s PHY-agnostic residential gateway, which is designed to be used with VDSL2-, PON- and AON-based access networks for distributing triple play services in the home. Mercury Corporation is the only gateway vendor to successfully pass the Korean telco’s rigorous benchmark testing and reach field trial deployment.

Outlook:

The following guidance reflects Ikanos’ business without consideration of the effect of purchasing Centillium’s DSL assets.

•	Revenue is expected to be between $28 million and $30 million in the first quarter of 2008.

•

Non-GAAP gross margins are expected to be between 44% and 46% in the first quarter of 2008. GAAP gross margins in the first quarter of 2008 will be lower than non-GAAP gross margins, as they will include amortization of acquisition-related intangibles of approximately $1.0 million and charges related to stock-based compensation expense in accordance with FAS 123(R) of approximately $0.1 million.

•

Non-GAAP operating expenses are expected to be in the range of $13.5 to $14.5 million in the first quarter of 2008. GAAP operating expenses in the first quarter of 2008 will be higher, as they will include amortization of acquisition-related intangibles of $0.3 million and charges related to stock-based compensation expense in accordance with FAS 123(R) of $3.0 to $4.0 million.

Fourth Quarter and Fiscal Year 2007 Conference Call:

Management will review the fourth quarter and fiscal year 2007 financial results and its expectations for subsequent periods at a conference call on January 29, at 2:00 p.m. Pacific Standard Time. To listen to the call and view the accompanying slides, please visit http://ir.ikanos.com/ and click on the link provided for the web cast or dial 706-902-1343 password 30420614. The web cast will be archived and available through February 4, 2008 at http://ir.ikanos.com/ or by calling 706-645-9291 and entering conference ID number 30420614.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) develops chipsets that enable carriers to offer Fiber Fast™ bandwidth and Gigabit network processing for enhanced triple play services. Ikanos’ multi-mode VDSL2/ADSLx and network processor solutions power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers. Ikanos’ solutions enable fast and cost-effective carrier rollouts of interactive broadband services, including IPTV. For more information, visit www.ikanos.com.

© 2008 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, Ikanos Programmable Operating System, CleverConnect, Eagle, Fiber Fast, Fusiv, Fx, FxS, LoopNostics, RRA, SmartLeap and VLR are among the trademarks or registered trademarks of Ikanos.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document contains forward-looking statements that involve risks and uncertainties concerning Ikanos, including statements regarding the demand for its products, customers’ expected deployment plans, expected revenue for the first quarter of 2008, expected gross margins for the first quarter of 2008, and expected operating expenses for the first quarter of 2008. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the ability of the Company to deliver full production releases of our newer products that are accepted by our customers, the continued demand by telecommunications service providers for ADSL and VDSL semiconductor products, the failure of service providers to implement deployment plans on schedule or at all, Ikanos’ continued ability to create new products and technologies, our ability to generate demand and close transactions for the sale of our products, and unexpected future costs, expenses and financing requirements. In addition, for a more extensive discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Ikanos’ Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other reports that Ikanos files from time to time with the Securities and Exchange Commission. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to date of this press release.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Year Ended
	Dec. 30, 2007	Dec 31, 2006	Dec. 30, 2007	Dec 31, 2006
Revenue	$29,866	$20,998	$107,467	$134,685

Cost and operating expenses:
Cost of revenue	16,204	14,665	63,264	81,352
Research and development	12,116	13,722	51,056	53,733
Selling, general and administrative	6,425	7,562	27,398	25,082
Restructuring charges	193	1,691	3,661	1,691
Common stock offering expenses	—	—	—	954

Total cost and operating expenses	34,938	37,640	145,379	162,812

Loss from operations	(5,072)	(16,642)	(37,912)	(28,127)
Interest income, net	1,091	1,182	4,942	4,970

Loss before income taxes	(3,981)	(15,460)	(32,970)	(23,157)
Provision for income taxes	70	127	294	280

Loss before cumulative effect of change in accounting principle, net of tax	(4,051)	(15,587)	(33,264)	(23,437)

Cumulative effect of change in accounting principle, net of tax	—	—	—	638

Net loss	$(4,051)	$(15,587)	$(33,264)	$(22,799)

Basic and diluted net loss per share:
Prior to cumulative effect of change in accounting principle, net of tax	$(0.14)	$(0.56)	$(1.16)	$(0.88)
Cumulative effect of change in accounting principle, net of tax	—	—	—	0.02

Net loss per share	$(0.14)	$(0.56)	$(1.16)	$(0.86)

Weighted average number of shares	29,311	27,601	28,626	26,627

IKANOS COMMUNICATIONS, INC.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 30, 2007				Three Months Ended December 31, 2006
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$29,866	$—		$29,866	$20,998	$—		$20,998

Cost and operating expenses:
Cost of revenue	16,204	(146	) (a)	15,752	14,665	(29	) (a)	13,395
		(306	) (b)			(1,241	) (b)
Research and development	12,116	(2,103	) (a)	9,888	13,722	(1,670	) (a)	11,927
		(125	) (b)			(125	) (b)
Selling, general and administrative	6,425	(1,240	) (a)	4,974	7,562	(1,828	) (a)	5,296
		(211	) (b)			(438	) (b)
Restructuring charges	193	(193	) (c)	—	1,691	(1,691	) (c)	—

Total cost and operating expenses	34,938	(4,324)		30,614	37,640	(7,022)		30,618

Income (loss) from operations	(5,072)	4,324		(748)	(16,642)	7,022		(9,620)
Interest income and other, net	1,091	—		1,091	1,182	—		1,182

Income (loss) before income taxes	(3,981)	4,324		343	(15,460)	7,022		(8,438)
Provision for income taxes	70	—		70	127	—		127

Net income (loss)	$(4,051)	$4,324		$273	$(15,587)	$7,022		$(8,565)

Net income (loss) per shares:
Basic	$(0.14)			$0.01	$(0.56)			$(0.31)
Diluted	$(0.14)			$0.01	$(0.56)			$(0.31)
Weighted average number of shares:
Basic	29,311			29,311	27,601			27,601
Diluted	29,311			30,678	27,601			27,601

Notes:

						Three Months Ended
						Dec. 30, 2007		Dec 31, 2006
(a) Stock-based compensation						$3,489		$3,527
(b) Amortization of acquired intangible assets						642		1,804
(c) Restructuring charges						193		1,691

Total non-GAAP adjustments						$4,324		$7,022

IKANOS COMMUNICATIONS, INC.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Year Ended December 30, 2007				Year Ended December 31, 2006
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$107,467	$—		$107,467	$134,685	$—		$134,685

Cost and operating expenses:
Cost of revenue	63,264	(271	) (a)	60,732	81,352	(267	) (a)	74,151
		(2,261	) (b)			(5,911	) (b)
						(1,023	) (c)
Research and development	51,056	(7,917	) (a)	42,639	53,733	(4,920	) (a)	44,621
		(500	) (b)			(680	) (b)
						(3,512	) (d)
Selling, general and administrative	27,398	(5,686	) (a)	20,825	25,082	(4,471	) (a)	18,306
		(887	) (b)			(2,305	)(b)
Restructuring charges	3,661	(3,661	) (e)	—	1,691	(1,691	) (e)	—
Common stock offering expenses	—	—		—	954	(954	) (f)	—

Total cost and operating expenses	145,379	(21,183)		124,196	162,812	(25,734)		137,078

Income (loss) from operations	(37,912)	21,183		(16,729)	(28,127)	25,734		(2,393)
Interest income and other, net	4,942	—		4,942	4,970	—		4,970

Income (loss) before income taxes	(32,970)	21,183		(11,787)	(23,157)	25,734		2,577
Provision for income taxes	294	—		294	280	—		280

	(33,264)	21,183		(12,081)	(23,437)	25,734		2,297
Cumulative effect of change in accounting principle, net of tax	—	—		—	638	(638	) (g)	—

Net income (loss)	$(33,264)	$21,183		$(12,081)	$(22,799)	$25,096		$2,297

Net income (loss) per shares:
Basic	$(1.16)			$(0.42)	$(0.86)			$0.09
Diluted	$(1.16)			$(0.42)	$(0.86)			$0.08
Weighted average number of shares:
Basic	28,626			28,626	26,627			26,627
Diluted	28,626			28,626	26,627			28,896

Notes:

						Year Ended
						Dec. 30, 2007		Dec. 31, 2006
(a) Stock-based compensation						$13,874		$9,658
(b) Amortization of acquired intangible assets						3,648		8,896
(c) Fair value adjustment of acquired inventory						—		1,023
(d) In-process research and development						—		3,512
(e) Restructuring charges						3,661		1,691
(f) Common stock offering expenses						—		954
(g) Cumulative effect of change in accounting						—		(638)

Total non-GAAP adjustments						$21,183		$25,096

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 30, 2007	December 31, 2006
Assets
Current assets:
Cash, cash equivalents and short-term investments	$83,972	$109,638
Accounts receivable, net	17,081	15,140
Inventory	13,025	12,801
Prepaid expenses and other current assets	3,192	3,086

Total current assets	117,270	140,665
Long-term investments	7,001	—
Property and equipment, net	13,916	18,073
Intangible assets, net	6,564	10,212
Goodwill	6,247	6,247
Other assets	2,158	660

	$153,156	$175,857

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$28,223	$31,162
Other current liabilities	—	818

Total current liabilities	28,223	31,980
Long-term liabilities	—	987

Total liabilities	28,223	32,967
Stockholders’ equity	124,933	142,890

	$153,156	$175,857